Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Robin N. Lowe Chief Financial Officer T: 345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Residential Corporation Announces $100 Million Stock Repurchase Program

CHRISTIANSTED, U.S. Virgin Islands, August 11, 2015 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) today announced that its Board of Directors has authorized a stock repurchase program under which the Company may repurchase shares of its common stock for an aggregate purchase price not to exceed $100 million.

Stock repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions, block trades, tender offers and/or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations. The stock repurchase program does not have an expiration date and does not obligate the Company to purchase any specific number of shares. The authorization for the stock repurchase program may be terminated, increased or decreased by the Company’s Board of Directors at any time.

“Residential continues to implement its business model, including all opportunities for asset acquisitions that benefit the Company,” stated Chief Executive Officer George Ellison. “These opportunities will include purchasing non-performing loan portfolios, bulk acquisitions of single-family rental properties, purchasing rental properties on a one-by-one basis and repurchasing our stock at prices that we believe are in the best interests of the Company and our stockholders.”

About Residential

Residential is focused on providing quality, affordable rental homes to families throughout the United States. Additional information is available at www.altisourceresi.com.

Forward-looking statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential’s ability to implement its business plan; Residential’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing and other risks and uncertainties detailed in the “Forward-Looking

Statements,” “Risk Factors” and other sections of Residential’s Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Residential does not undertake any obligation to update any forward-looking statement, except as required under applicable law. All information provided in this press release is as of the date of the press release, and Residential undertakes no duty to update such information, except as required under applicable law.